Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 24, 2023 relating to the financial statements of AXIS Capital Holdings Limited and the effectiveness of AXIS Capital Holdings Limited's internal control over financial reporting, appearing in the Annual Report on Form 10-K of AXIS Capital Holdings Limited for the year ended December 31, 2022.

/s/ Deloitte Ltd.

Hamilton, Bermuda

May 9, 2023